***************************************************************************
*                                                                         *
* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1993*
*                                                                         *
*                                                                         *
***************************************************************************

                                                  Registration No. 33-51069

=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                              ____________________

                        BALLY MANUFACTURING CORPORATION
               (Exact name of registrant as specified in charter)

              Delaware                        36-2512405
         (State of Incorporation)       I.R.S. Employer Identification No.)

      8700 West Bryn Mawr Avenue, Chicago, Illinois 60631 (312) 399-1300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Carol Stone DePaul
                        Secretary and Corporate Counsel
                        Bally Manufacturing Corporation
                           8700 West Bryn Mawr Avenue
                            Chicago, Illinois  60631
                                 (312) 399-1300
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              ____________________

       Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement
                              ____________________

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / x /


    This Registration Statement shall become effective in accordance with
Section 8(a) of the Securities Act of 1933 on such date as the Commission, acting pursuant to said Section 8(a), may determine.

***************************************************************************
*                                                                         *
*              SUBJECT TO COMPLETION, DATED JANUARY 28, 1994              *
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR               *
*  AMENDMENT.  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS  *
*  BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THESE         *
*  SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO  *
*  THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS           *
*  PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION   *
*  OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN  *
*  ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL  *
*  PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF    *
*  ANY SUCH STATE.                                                        *
*                                                                         *
***************************************************************************

PROSPECTUS
                        BALLY MANUFACTURING CORPORATION

                         229,286 SHARES OF COMMON STOCK
                        (par value, $.66 2/3 per share)

    The shares of Common Stock, par value $.66 2/3 per share (the "Common Stock") of Bally Manufacturing Corporation, a Delaware corporation (the "Company") that relate to this Prospectus (the "Shares") are being offered for the account of the Selling Security Holder (defined below). See "Selling Security Holder." The Company has agreed to pay all of the expenses of this offering but will not receive any of the proceeds from the sale of the Shares being offered hereby. All brokerage commissions and other similar expenses incurred by the Selling Security Holder will be borne by the Selling Security Holder. The aggregate proceeds to the Selling Security Holder from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds" and "Plan of Distribution."

    The Common Stock is traded on the New York Stock Exchange (the "NYSE") (symbol: BLY). On January 27, 1994, the closing price per share of Common Stock, as reported on the NYSE Composite Transactions Tape, was $8.875. The Company intends to apply to the NYSE for listing the Shares, and the Company has no reason to believe such listing will not be approved. Each share of Common Stock is accompanied by one preferred stock purchase right for Series B Junior Participating Preferred Stock, par value $1.00 per share.

    The Selling Security Holder directly, through agents designated from time to time, or through dealers or underwriters also to be designated, will sell the Shares on terms to be determined at the time of sale. The Selling Security Holder may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Security Holder or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Security Holder and/or the purchasers of such shares for whom they may act as broker or agent. To the extent required, the specific Shares to be sold, the purchase price, the public offering price, the names of any agents, dealers or underwriters and any applicable commissions or discount with respect to a particular offer will be set forth in an accompanying Prospectus supplement.

    The Selling Security Holder and any broker-dealers, agents or underwriters that participate with the Selling Security Holder in the distribution of the Shares may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

    No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Security Holder, or any underwriter, dealer or agent. This Prospectus and any supplement thereto shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof, or that the information contained herein is correct as of any time subsequent to the date hereof.

                               _________________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _________________

    NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA GAMING CONTROL BOARD, THE NEW JERSEY CASINO CONTROL COMMISSION OR THE NEW JERSEY DIVISION OF GAMING ENFORCEMENT HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                              _________________


                The date of this Prospectus is January 28, 1994.

                             AVAILABLE INFORMATION

    The Company is subject to the reporting and other informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60606. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The description of the Company's Common Stock is listed on the NYSE. Reports, proxy and information statements may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") that the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, copies of which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents, each as filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed with the Commission on March 29, 1993 (File No. 1-7244); (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993 June 30, 1993 and September 30, 1993, filed on May 17, 1993, August 13, 1993 and November 15, 1993, respectively (File No. 1-7244); (c) Amendment No. 1 on Form 10-K/A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed on May 25, 1993 (File No. 1-7244); (d) the Company's Current Reports on Form 8-K dated June 8, 1993, June 22, 1993, June 23, 1993, July 30, 1993, August 23, 1993, September 21, 1993, November 5, 1993,
December 5, 1993 and January 19, 1994. (File No. 1-7244); and (e) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on July 24, 1975 and the description of the Company's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A dated December 11, 1986 (File No. 1-7244).

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed incorporated by reference in the prospectus and to be a part hereof from the respective date of filing each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Carol S. DePaul, Secretary and Corporate Counsel, Bally Manufacturing Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, telephone (312) 399-1300.

                                  THE COMPANY

    The Company is a Delaware corporation with its principal executive offices located at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631 (telephone:
(312) 399-1300). The Company, through subsidiaries, owns and operates two casino hotels in Atlantic City, New Jersey and owns and operates fitness centers throughout the United States and Canada. The Company's subsidiary, Bally's Grand, Inc. ("Bally's Grand"), owns and operates the Company's casino hotel in Las Vegas, Bally's Casino Resort-Las Vegas. From November 1991 through August 20, 1993, Bally's Grand, Inc. operated Bally's Casino Resort-Las Vegas as a debtor-in-possession under the authority of the United States Bankruptcy Code. On August 20, 1993, the Chapter 11 plan of reorganization for Bally's Grand (the "Plan") was consummated and Bally's Grand emerged from bankruptcy. In connection with the consummation of the Plan, Bally's Grand has entered into a ten-year management agreement with the Company and a subsidiary under which management services, the use of the "Bally" name and the use of certain software will be provided to Bally's Grand. As of January 12, 1994, Bally Manufacturing and its subsidiaries have acquired approximately 49% of the outstanding common stock of Bally's Grand. Additionally, Arthur M. Goldberg, the Chairman of The Board, President and Chief Executive Officer of the Company and Bally's Grand has granted to a wholly-owned subsidiary of the Company an irrevocable proxy to vote his shares (approximately 8% of the outstanding common Stock of Bally's Grand) in connection with the election of Bally's Grand's directors, giving the Company, through its subsidiaries, voting control with respect to approximately 57% of the outstanding common stock of Bally's Grand's directors.

                                USE OF PROCEEDS

    The Shares being offered are for the account of the Selling Security Holder. Accordingly, the Company will receive none of the proceeds from the sale of the Shares by the Selling Security Holder.

                              PLAN OF DISTRIBUTION

    The Company will receive no proceeds from the sale of the Shares by the Selling Security Holder. The Shares will be sold to purchasers directly by the Selling Security Holder. Alternatively, the Selling Security Holder may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Security Holder or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Security Holder and/or the purchasers of such shares for whom they may act as broker or agent. It is anticipated that the Selling Security Holder will offer all or substantially all of the Shares for sale in the near future. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Security Holder will be borne by the Selling Security Holder.

    The Selling Security Holder and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Security

        Holder may be deemed to be "underwriters" within the meaning of the Act in which event any profit on the sale of any or all of the Shares and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commission under the Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

    At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holder, any discounts, commissions and other items constituting compensation from the Selling Security Holder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

    Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-2 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Security Holder.

    In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

    The Selling Security Holder has agreed to indemnify the Company with respect to information furnished, confirmed or verified and contained herein with respect to the Selling Security Holder. The Company has also agreed to indemnify certain liabilities and expenses, including liabilities under federal and state securities laws.

                            SELLING SECURITY HOLDER

    The following table sets forth the name of the Selling Security Holder and the number of Shares that it may offer pursuant to this Prospectus. The number of Shares which may be actually sold by the Selling Security Holder will be determined by it, and may depend upon a number of factors, including the price of the Common Stock. Because the Selling Security Holder may offer all, some or none of the Shares that he holds, and because the offering contemplated by this Prospectus is not being underwritten on a firm commitment basis, no estimate can be given as to the number of Shares that will be held by the Selling Security Holder upon or prior to termination of this offering. It is anticipated that the Selling Security Holder will offer all or portions of the Shares for sale in the near future. See "Plan of Distribution." The table below sets forth information as of January 20, 1994, concerning the beneficial ownership of the Shares by the Selling Security Holder. All information as to beneficial ownership has been furnished by the Selling Security Holder.


==============================================================================================================
                                                                                     Number of Shares of
                         Number of Shares by                                         Common Stock owned by
Name of Selling          Common Stock owned by         Shares of Common Stock        Selling Security Holder
Security Holder          Selling Security Holder       Offered hereby                Following this Offering
______________________________________________________________________________________________________________
                         Shares         % of Class     Shares         % of Class     Shares    % of Class
______________________________________________________________________________________________________________
Salomon Brothers Inc(1)  262,586        0.5%           229,286(2)     0.5%           33,300       *  %
==============================================================================================================

_______________

(1) The Shares were originally issued by the Company to the Selling Security Holder as payment for its services as financial advisor to the Company with respect to consent solicitations completed by the Company in September 1992.

(2) To the extent the Selling Security Holder does not offer all of the Shares for sale, the specific amount of Shares to be sold will be set forth in an accompanying Prospectus Supplement.

*   Less than 0.01%


                                 LEGAL OPINIONS

    Certain matters with respect to the legality of the Company's initial issuance to the Selling Security Holder of the Shares offered hereby will be passed on for the Company by Carol Stone DePaul, corporate counsel for the Company.

                                    EXPERTS

    The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K and Amendment No. 1 on Form 10-K/A) for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    Filing Fee -- Securities and Exchange Commission .           $   698.61
    Accounting Fees and Expenses . . . . . . . . . . .             5,000.00
    Legal Fees and Expenses. . . . . . . . . . . . . .             5,000.00
                                                                 ----------
    Total. . . . . . . . . . . . . . . . . . . . . . .           $10,698.61
                                                                 ==========

All expenses other than the Securities and Exchange Commission filing fee are estimated. All expenses will be borne by the Company.

___________________


Item 15. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigate (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Restated Certificate of Incorporation of the Company, as amended, as permitted by the General Corporation Law of the State of Delaware, provides for the indemnification of directors and officers of the Company, and persons who serve or served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative; provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. In the event a claim for indemnification by any person has not been paid in full by the Company after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in the Restated Certificate of Incorporation is a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    The Company has purchased directors' and officers' liability insurance in an amount of $50 million, covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

Item 16. Exhibits.

Exhibit No.              Description
4.1                      Restated Certificate of Incorporation of the
                         Company, as amended.

4.2                      By-laws of the Company, as amended.

5 Opinion of Carol Stone DePaul, corporate counsel for the Company.

23.1                     Consent of Ernst & Young.

23.2 Consent of Carol Stone DePaul (included as part of Exhibit 5).

24 Powers of Attorney (including in Part II of this Registration Statement).

Item 17. Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 28th day of January, 1994.

                             BALLY MANUFACTURING CORPORATION

                             By:  /s/ Carol Stone DePaul
                                  -------------------------------------------
                                  Carol Stone DePaul
                                  Secretary and Corporate Counsel

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                              *
                              --------------------------------------------------
                              Arthur M. Goldberg
Dated:  January 28, 1994      Chairman of the Board, President and Chief
                              Executive Officer (Principal Executive Officer)

                              *
                              --------------------------------------------------
                              Lee S. Hillman
Dated:  January 28, 1994      Executive Vice President, Chief Financial Officer
                              and Treasurer (Principal Financial Officer)

                              *
                              --------------------------------------------------
                              John W. Dwyer
Dated:  January 28, 1994      Vice President and Corporate Controller (Principal
                              Accounting Officer)

                              *
                              ------------------------
                              George N. Aronoff
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              Barrie K. Brunet
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              Edwin M. Halkyard
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              Kenneth Looloian
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              Rocco J. Marano
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              Patrick L. O'Malley
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              James M. Rochford
Dated:  January 28, 1994      Director

                              *
                              ------------------------
                              Eugene F. Tighe, Jr.
Dated:  January 28, 1994      Director


*By /s/ Carol Stone DePaul
    --------------------------
    Carol Stone DePaul,
    Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit                                                               Page
Number                 Description of Exhibit                        Number
- --------              ------------------------                      --------
4.1                Restated Certificate of Incorporation of            *
                   the Company, as amended.

4.2                By-laws of the Company, as amended.                 *

5                  Opinion of Carol Stone DePaul,                      *
                   corporate counsel for the Company.

23.1               Consent of Ernst & Young.                           *

23.2               Consent of Carol Stone DePaul (included             *
                   as part of Exhibit 5).

24                 Powers of Attorney (including in                    *
                   Part II of this Registration Statement.

- ----------
* Previously Filed


BALLY MANUFACTURING CORPORATION
Salomon S-3